Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-201458, 333-207441, and 333-215123) of Paratek Pharmaceuticals, Inc.,
(2)	Registration Statement (Form S-8 No. 333-135506) pertaining to the Novacea, Inc. 2006 Incentive Award Plan and Amended 2001 Stock Option Plan of Novacea, Inc.,
(3)	Registration Statement (Form S-8 No. 333-150869) pertaining to the Novacea, Inc. 2006 Incentive Award Plan,
(4)

Registration Statement (Form S-8 Nos. 333-157927, 333-164468, 333-172041, 333-180517, 333-187254, 333-194624, 333-201204) pertaining to the 2006 Incentive Award Plan of Transcept Pharmaceuticals, Inc.,

(5)

Registration Statement (Form S-8 No. 333-205482) pertaining to the 2006 Incentive Award Plan, as amended and restated, the 2015 Equity Incentive Plan, and the 2015 Inducement Plan of Paratek Pharmaceuticals, Inc., and

(6)	Registration Statement (Form S-8 No. 333-210053) pertaining to the 2015 Equity Incentive Plan of Paratek Pharmaceuticals, Inc.,

of our reports dated March 1, 2017, with respect to the consolidated financial statements of Paratek Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Paratek Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Paratek Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2017